SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: May 17, 1999
                      (Date of Earliest Event Reported)

                      MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                      (IRS Employer Identification No.)

                160 Benmont Avenue, Bennington, Vermont 05201
                   (Address of Principal Executive Offices)

                                (802) 447-1503
                       (Registrant's Telephone Number)

Item 1     Not Applicable.

Item 2     Acquisition of the Capital Stock of Colonial Full Service Car
           Wash, Inc.

On May 17, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through its wholly owned subsidiary Mace Anti Crime Bureau, Inc., pursuant to the terms and conditions of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated February 4, 1999, as amended April 1, 1999, executed by American Wash Services, Inc. with Gary Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch and Gunter Rauch (collectively, the "Shareholders" or "Sellers"), and assigned to the Company, acquired all of the outstanding shares of stock (the "Colonial Shares") of Colonial Full Service Car Wash, Inc. ("Colonial"). The Seller is not affiliated with Registrant nor with any of Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Stock Purchase Agreement and subsequent amendment, which are filed herewith as Exhibits 2.1 and 2.2, respectively. The Company intends to continue the business of operating a car wash company.

Pursuant to the Stock Purchase Agreement, as amended, Registrant purchased the Colonial Shares for total consideration of approximately $15,100,000, including 1,251,000 shares of the Registrant's Common Stock valued at $6.6875 per share and the assumption of debt and negative working capital of approximately $6,734,000. Approximately 245,000 shares of the Registrant's Common Stock was "held back" in accordance with the provisions of the Stock Purchase Agreement. Upon the expiration of the "hold-back" period, assuming that the Company has no claims against the Shareholders for breaches of representations and other indemnified claims, the remaining shares will be issued. The acquisition is accounted for using the "purchase" method of accounting.

In addition, each of the Shareholders executed non-competition agreements preventing each of them from competing, directly or indirectly, with the Company or carrying on the operations of a car wash within certain geographic areas and for certain predetermined periods.

Items 3-6  Not Applicable.

Item 7     Financial Statements and Exhibits.

           (a) Financial Statements of business acquired.

           It is impracticable to provide the required financial statements of Colonial at the time of the filing of this report. The required financial statements of Colonial Full Service
           Car Wash, Inc. will be filed within the time period required in accordance with applicable regulations and the Securities and Exchange Act of 1934.

           (b) Pro Forma Financial information.

           It is impracticable to provide the required pro forma financial information of Mace Security International, Inc. at the time of the filing of this report. The pro forma financial information will be filed within the time period required in accordance with applicable regulations and the Securities and Exchange Act of 1934.

           (c) Exhibits. The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

           2.1 Stock Purchase Agreement dated as of February 4, 1999, by and between Gary Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch and Gunter Rauch and American Wash Services, Inc.

           2.2 Amendment Number One to Stock Purchase Agreement dated April 1, 1999, between Gary Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch, Gunter Rauch and Steven Sims and American Wash Services, Inc.

           2.3 Assignment dated May 17, 1999 between Mace Security International, Inc., Mace Anti Crime Bureau, Inc., and
           American Wash Services, Inc.

           99 Press Release dated May 25, 1999.

Items 8-9. Not applicable.

           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 1999                MACE SECURITY INTERNATIONAL, INC.

                                  By:/s/ Gregory M. Krzemien
                                         Gregory M. Krzemien
                                         Chief Financial Officer and Treasurer

                           STOCK PURCHASE AGREEMENT

                                   BETWEEN

                             THE SHAREHOLDERS OF

                     COLONIAL FULL SERVICE CAR WASH, INC.

                                     And

                         AMERICAN WASH SERVICES, INC.

                              TABLE OF CONTENTS


                                                                        PAGE

RECITALS                                                                  1


ARTICLE I ACQUISITION; CLOSING                                            1


ARTICLE II TITLE INSURANCE                                                4


ARTICLE III REPRESENTATIONS AND WARRANTIES
   OF THE SELLERS                                                         5


ARTICLE IV REPRESENTATIONS AND WARRANTIES
   OF THE PURCHASER                                                      18


ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS                               18


ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER                            22


ARTICLE VII CONDITIONS OF PURCHASER                                      23


ARTICLE VIII CONDITIONS OF SELLERS                                       24


ARTICLE IX INDEMNIFICATION                                               25


ARTICLE X OTHER PROVISIONS                                               28

                        SECTION OF DISCLOSURE SCHEDULE


ATTACHED TO THIS AGREEMENT

1.6(c)   Purchaser Opinion Letter
1.6(d)   Noncompetition Agreement
1.6(e)   Registration Rights Agreement
1.7(f)   Release
1.7(h)   Sellers Opinion Letter


ATTACHED AS PART OF DISCLOSURE BINDER

1.3(a)   Company Debt
1.3(b)   Stock Allocation
2.1      Real Property Descriptions
2.2      Permitted Exceptions
3.2      Company Share Encumbrances
3.4(a)   Office and Other Equipment
3.5      Customer List and Contracts
3.6      Real Property Interests
3.6(a)   Exceptions to governmental compliance
3.6(b)   Exceptions to lawful use of the Property
3.6(c)   Exceptions to conduct in compliance with Applicable laws
3.6(e)   Litigation or administrative proceedings for environmental violations
3.6(f)   Definition of "Hazardous Materials" and Environmental Conditions
3.6(h)   Wetlands
3.6(i)   Mechanic's liens
3.6(k)   Exceptions to proceedings which would affect use of the Property
3.7(a)   List of Company's Leased Personalty and Permitted Encumbrances
3.10     Fiscal Condition of Company
3.11     Tax Deficiencies
3.12     Insurance Policies, etc.
3.13(a)  Employment Agreements
3.13(b)  Employee Information
3.13(c)  Employee Benefit Plans, Funds or Programs
3.14(a) Exceptions to Company's operation in compliance with laws, etc. 3.14(b) Exceptions relating to environmental issues and liability
3.14(d)  Notices of Violation
3.14(f)  Exceptions to Approvals
3.16     Exceptions to right of Sellers and Company to enter this Agreement
3.17     Transaction Intermediaries
3.19     Investments in Competing Companies
3.22     List of Litigation and Summaries

                           STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of
February 4, 1999, by and between Gary Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch and Gunter Rauch ("Shareholders") on the one hand, and American Wash Services, Inc. ("Purchaser") on the other hand. Shareholders may sometimes be referred to as "Sellers" in this Agreement.

                                   RECITALS

         The Shareholders are the owners of all of the outstanding shares of stock ("Company Shares") of Colonial Full Service Car Wash, Inc. (the "Company"), which is in the business of operating a car wash company (the "Business") in or about Arlington, Texas. The Company owns and leases certain parcels of real property upon which Company conducts a portion of its operations. Purchaser intends to merge with a subsidiary of a business corporation which is subject to the requirements of the Securities Exchange Act of 1934, the stock of which is traded either on the Nasdaq Stock Market, Inc., or the Nasdaq Small Cap Market ("Successor Corporation").

         In accordance with the provisions of this Agreement, Sellers desire to sell all of the outstanding shares of stock of the Company in exchange for common stock of Successor Corporation, all on the terms contained herein. The parties intend that the transactions contemplated hereby be treated as a "pooling of interests" for accounting purposes.

         Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Sellers. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder.

                                  ARTICLE I

                             Acquisition; Closing

         Section 1.1 Incorporation of Recitals. The recitals set forth above are incorporated herein by reference and are a part of this Agreement.

         Section 1.2 Time and Place for Closing. Closing under this Agreement shall take place within fifteen days of the conditions set forth in Article
VII and Article VIII being satisfied or waived, time being of the essence, at the offices of Purchaser, 1000 Crawford Place, Suite 400, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by a written notice sent by Purchaser to Sellers.

         Section 1.3  Stock Purchase; Consideration.

         (a) At the Closing, (i) all of the Company Shares shall be delivered by Shareholders to Purchaser, and (ii) Purchaser shall deliver to Sellers, subject to adjustment as provided herein in this Section 1.3, a number of shares of Successor Corporation's common stock ("Consideration Stock") having a value of $17,958,000 ("Purchase Price"), as adjusted as provided for in this section below, each share being valued at the closing price of the common stock on the Nasdaq Stock Market on the trading day which is the fifth trading day prior to the Closing Date ("Per Share Value"). For purpose of this Agreement, "Company Debt" shall include long-term debt, including the current portion of the principal and interest accrued through the Closing Date, plus the purchase price under any contracts to purchase real estate or capital assets that will become due and owing within ninety (90) days after Closing, plus the amount at Closing of any deferred tax liabilities. At the Closing, Company shall have total Company Debt in the amount set forth on
Schedule 1.3(a) attached. The Purchase Price to be paid in Consideration Stock at Closing shall be decreased, dollar for dollar, by the amount of the Company Debt at Closing. The Purchase Price shall also be decreased by the amount by which the current assets of the Company at Closing are less than the current liabilities of the Company at Closing, as provided in Section 3.9(c) below. The decrease(s) shall be calculated by valuing the Consideration Stock at the Per Share Value.

         (b) The Consideration Stock shall be allocated between the Shareholders in the same proportions that the Shareholders own shares in the Company, as set forth on Schedule 1.3(b).

         Section 1.4 Closing. Following execution of this Agreement, Purchaser and Sellers shall be obligated to conclude the transaction strictly in accordance with its terms within fifteen (15) days after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived, time being of the essence. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations under this Agreement, Purchaser may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchaser under this Agreement, or at law or in equity, including, without limitation an action to recover their actual damages resulting from the default of Sellers. If the failure to conclude this transaction is due to the refusal and failure of Purchaser to perform its obligations under this Agreement, Sellers may, in addition to and not in limitation of any other rights and remedies available to the Sellers under this Agreement, or at law or in equity, bring legal action to recover their actual damages resulting from the default of Purchaser.

         Section 1.5 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

         (a) by mutual written agreement of Purchaser and the Sellers;

         (b) by Purchaser within ninety (90) days after the date of this Agreement, if Purchaser is not satisfied, in its sole discretion, with the due diligence it has conducted on the Company;

         (c) by Purchaser within fourteen (14) days after the date of this Agreement if Sellers have not delivered the Disclosure Binder to Purchaser;

         (d) by Sellers within fourteen (14) days after the date of this Agreement if the parties hereto have not agreed upon the terms of employment contracts to be executed at Closing by which the Company will employ Gary Higgins and Steve Simms;

         (e) by the Sellers, or by Purchaser in the event Purchaser or the Sellers, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten (10) business days from the date of written notice of the existence of such misrepresentation or breach; or

         (f) by the Sellers or Purchaser, if the Closing shall not have occurred by April 1, 1999, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

         All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that this Section 1.5, Article IX, Section 10.1,
Section 10.2 and Section 10.17 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

         Section 1.6 Deliveries by Purchaser. At the Closing, Purchaser shall deliver, all duly and properly executed (where applicable):

         (a) The Consideration Stock due on the Closing Date, as provided in
Section 1.3 above to be delivered to the Sellers;

         (b) A copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein;

         (c) A favorable opinion from counsel for Purchaser, dated the day of the Closing, in form and substance as attached hereto as Schedule 1.6(c);

         (d) A noncompetition agreement with Sellers in form and substance as attached hereto as Schedule 1.6(d) ("Noncompetition Agreement"); and

         (e) A registration rights agreement providing for the registration of the Consideration Stock in form and substance as attached hereto as
Schedule 1.6(e) ("Registration Rights Agreement").

         Section 1.7 Deliveries by Sellers. At the Closing, each of the Sellers, as applicable, shall deliver to Purchaser, all duly executed, the following:

         (a) Duly executed certificates in valid form evidencing all of the Company Shares owned by each Seller, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser;

         (b) The written resignations of all officers and directors of the Company as of the time of Closing;

         (c) A current certificate of good standing for the Company and certified charter documents from each applicable jurisdiction of admittance and incorporation;

         (d) A certified copy of resolutions of the directors of the Company and the Shareholders authorizing the execution and delivery of this Agreement and each of the Collateral Documents;

         (e)  The Certificate described at Section 7.1;

         (f) A release from each Seller, in a form and substance attached as
Schedule 1.7(f);

         (g) The Noncompetition Agreement and the Registration Rights
Agreement;

         (h) A favorable opinion from counsel for Purchaser, dated the day of the Closing, in form and substance as attached hereto as Schedule 1.7(h);

         (i) The books and records of the Company, including, without limitation, all original financial and operating records, the corporate minute book and seal, the corporate stock ledger, and all title documents;

         (j)  The Owners Policy, as defined hereinafter; and

         (k) Other documents and instruments required by this Agreement, if any.

                                  ARTICLE II

                               Title Insurance

         Section 2.1 Owners Title Policy. All parcels of real property used in the Business, other than a parcel known as Colonial No. 3, Pleasant Ridge Car Wash, Ft. Worth, Texas ("Higgins Parcel") are owned by the Company. The Company leases the Higgins Parcel under a lease between the Gary Higgins and the Company dated January 1, 1996. All parcels of real property owned by the Company and the Higgins Parcel are listed on Schedule 2.1 ("Company Real Property"), together with the legal description of each such parcel. The Company is obligated to purchase the Higgins Parcel pursuant to the terms of the Higgins Agreement. At Closing, the Company shall own, with respect to the Company Real Property, an extended coverage owners policy of title insurance from a title company acceptable to Purchaser (the "Title Company"), dated as of the Closing Date, in the amount equal to the fair market value of the Company Real Property. At Closing, the Company shall own, with respect to the Higgins Parcel, an extended coverage tenant's policy. The title policies shall include comprehensive, zoning, access, non-imputation and contiguity endorsements, and shall insure title to the Company Real Property to be in fee simple in Company (or with respect to the Higgins Parcel, an unencumbered leasehold interest) subject only to the Permitted Exceptions permitted by
Section 2.2 hereof (the "Owners Policy"). Purchaser shall bear the cost of the Owners Policy.

         Section 2.2 Permitted Exceptions. The Owners Policy shall insure Company's interest in the Company Real Property to be free and clear of all encumbrances and exceptions whatsoever except those listed on Schedule 2.2 attached hereto ("Permitted Exceptions"). Schedule 2.2 sets forth all encumbrances and exceptions by separate parcel of real estate.

         Section 2.3 Survey. The Sellers shall furnish Purchaser with a survey relating to the Company Real Property that is sufficiently current that the Title Company shall not have included a survey exception in the Owner's Policy. If a new survey is required, Sellers shall pay the cost of such survey.

                                 ARTICLE III

                Representations and Warranties of the Sellers

         With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, Sellers each individually, jointly and severally represent and warrant to Purchaser and make the following covenants for Purchaser's benefit. When the phrase "to Sellers' knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of any Seller or the information and/or knowledge any Seller who is or was a director, officer, or employee of the Company would actually possess had such Seller acted with due diligence in the conduct of his or her duties as an officer, director or employee.

         Section 3.1 Organization and Standing. The Company is duly organized, legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted. The Company does not own any stock or interest in any other corporation, partnership, or other business organization, other than 100% of the stock of Worth Manufacturing, Inc., a Texas corporation which has no assets, liabilities, or operations.

         Section 3.2 Company Stock. All of the authorized, issued, and outstanding shares of capital stock and other securities of the Company are owned by the Shareholders, including without limitation equity securities, debt securities and options. At Closing, the Shareholders will be the only owners of the securities of the Company. The Company Shares each Seller owns and will own at Closing are legally and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances of every kind and nature and are not subject to any agreement or instrument relating to the transfer, disposition or voting of such securities, except as set forth on Schedule 3.2 attached hereto. At Closing, all of the Company Shares will be conveyed and assigned to Purchaser free and clear of all liens, claims and encumbrances of every kind. There are no outstanding rights of any kind to acquire additional shares of any class from the Company nor has any person claimed any such rights. All of the outstanding shares of the Company's capital stock have been duly authorized, issued, and are fully and validly paid and non-assessable.

         Section 3.3 Contracts, Permits and Material Documents. The items listed and included in Schedule 3.3, attached hereto, are all of the following with respect to the Company ("Material Documents"): (i) leases and purchase agreements for real property, including the Higgins Agreement, and leases and purchase agreements for personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, letters of credit, mortgages, liens, pledges, and security agreements under which the Company is bound or under which the Company is a beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Company's businesses, and
(viii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 3.5) which are binding on the Company or any of its property or pursuant to which the Company derives any material benefit or has imposed upon it any material detriment. For purposes of this Section 3.3 a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $10,000 or more. The Material Documents listed and included in Schedule 3.3 are organized under subheadings for each of the different type of documents provided. Neither the Company nor, to Sellers' knowledge, any person or party to the any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default.

The Company is not a party to, and the Company's property is not bound by any agreement or instrument which is material to the continued conduct of its business operations as now being conducted or with respect to which a default might materially and adversely affect its properties, business operations, or financial condition of the Company, except as listed in
Schedule 3.3. To the Sellers' knowledge, the documents listed on Schedule 3.3 confer on the Company all rights necessary to enable the Company to conduct its operations as now being conducted.

         Section 3.4 Personal Property. All items of personal property used in the business operations of the Company are listed on the schedules set forth below, are owned by the Company by good and marketable title free of all liens, and are now and at closing will be in good condition, normal wear and tear excepted, except as noted on the applicable Schedule. Where the personal property is in different physical locations, the Schedules have been organized with subheadings which set for the physical locations of the listed personal property.

         (a) All equipment, computers, printers, card readers, vending machines, appliances, machinery and parts, vehicles, tools, hoses, brushes, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust equipment and their component parts; auto wash equipment, auto wash conveyor, auto drying equipment and similar items in Sellers' possession or control, used in connection with, located in or on, or otherwise pertaining to the Business (collectively, the "Equipment"), as listed on Schedule 3.4(a);

         (b) All of the inventory of retail items, operating supplies, parts and accessories owned by the Company and used in connection with the Business;

         (c) All office or other equipment, furnishings, supplies, brochures, sales and promotional materials, catalogues and advertising literature, business files, customer lists, customer records and information, and all pictures and photographs, computer programs and software (with applicable documentation and source codes), construction and "as-built" drawings, plans and specifications, finish plans and other personal property of every nature and description in Sellers' possession or control;

         (d) All intellectual property used in connection with the Business or any other Asset, including, without limitation, know-how, trade secrets, trademarks, trade names, and the exclusive right to use the names under which any of the Business' locations are currently operated (collectively, the "Intellectual Property");

         (e) All of the accounts receivable, prepaid deposits, cash, goodwill and all other tangible assets of the Company; and

         (f) All books, records, original agreements and contracts and title documents relating to the items set forth in (a) through (e) above.

Sellers represent and warrant that, in the aggregate, the personal property of the Company is sufficient for the Company to carry on its business as previously conducted, and that the personal property is all in operable condition, except as noted to the contrary on the applicable schedule.

         Section 3.5 Customers. Schedule 3.5 attached hereto lists the name and address of each customer the Company serves, together with copies of all customer contracts, and the information supplied thereon is true, correct, and complete, in all material aspects. Neither the Company nor, to the Sellers' knowledge, any person or party to the any of the customer contracts is in material or knowing default under any of the customer contracts, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company has received no notice that any material customer intends to not renew any contract or otherwise cease or curtail doing business with the Company.

         Section 3.6 Real Property. All real property the Company has ever owned, leased or otherwise occupied, had an interest in or operated, other than the Company Real Property, is listed on Schedule 3.6 attached hereto and incorporated herein by reference (together with the Company Real Property, the "Real Property"). The Company has or will have at Closing good, marketable and insurable title to, or a valid and enforceable leasehold interest in, all of the Real Property, except for the Permitted Exceptions.

         (a) In all material respects, except as set forth in Schedule 3.6(a) attached hereto and incorporated herein, the Real Property is, and at all times during operation of the Company's business thereon has been, licensed, permitted and authorized for the operation of such business under all applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Real Property and the conduct of such business thereon (collectively, the "Applicable Laws").

         (b) Except as set forth in Schedule 3.6(b) attached hereto and incorporated herein by reference, the Real Property is legally usable for its current uses, and the Real Property can be used by the Purchaser after the Closing to operate such business as is currently operated, without violating any Applicable Law or private restriction, and such uses are legal, conforming uses.

         (c) Except as set forth in Schedule 3.6(c) attached hereto and incorporated herein by reference, all activities and operations conducted on the Real Property, whether by Sellers or by third parties, are now being conducted and have always been conducted in compliance with all Applicable Laws.

         (d) The Sellers and Company shall make available on Purchaser's reasonable request all engineering, geologic and other similar reports, documentation and maps relating to the Real Property in the possession or control of the Shareholders or the Company or its or their consultants or employed professional firms.

         (e) Except as set forth in Schedule 3.6(e) attached hereto and incorporated herein by reference, neither Sellers nor the Company nor the Real Property now is or ever has been involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

         (f) There have been no spills, leaks, deposits or other releases into the environment or onto or under the Real Property of any Hazardous Materials as defined in Schedule 3.6(f) attached hereto or other material environmental conditions other than as disclosed on Schedule 3.6(f).

         (g) No party, other than the Company, has a present or future right to possession of all or any part of the Real Property, except for any right defined in, under or by any of the Permitted Exceptions.

         (h) No portion of the Real Property contains any areas that could be characterized as disturbed, undisturbed or man-made wetlands or as "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or any Texas state agency whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals, except as listed on Schedule 3.6(h) attached hereto and incorporated herein by reference.

         (i) There are no mechanic's liens affecting the Real Property and no work has been performed on the Real Property within twelve (12) months of the date hereof for which a mechanic's lien could be filed, except as set forth in Schedule 3.6(i) attached hereto and incorporated herein by reference.

         (j) There are no levied or pending special assessments affecting all or any part of the Real Property owed to any governmental entity and none is threatened.

         (k) There are no proceedings or amendments pending and brought by or threatened by, any third party which would result in a change in the allowable uses of the Real Property or which would modify the right of the Company or the Purchaser to use the Real Property for its present uses after the Closing Date, except as set forth in Schedule 3.6(k) attached hereto and incorporated herein by reference.

         Section 3.7  Title.

         (a) The Assets. The Company has good and marketable title to all of its assets, both real property and personal property, tangible and intangible, including, without limitation, all of the assets reflected on the "Most Recent Balance Sheet" (hereinafter defined), all personal property currently located on its premises, all cash and accounts receivable set forth in Schedule 3.9(c) attached hereto, all items of personal property set forth on the schedules attached hereto, and all trademarks and other intellectual property used in the Company's business, except in each case, that personal property which the Company leases, all of which is listed on Schedule 3.7(a) attached hereto and incorporated herein by reference. All of such assets are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement, agreement regarding or restricting transfer or title retention or other security arrangement, except the items set forth in subparagraphs (i) through (iii) below, and the items listed on Schedule 3.7(a) ("Permitted Company Assets Encumbrances"). Schedule 3.7(a) identifies all liens by amount and by the document, instrument or law under which it arises.

                    (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

                   (ii) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation; and

                  (iii) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.

         (b) The Real Property. At Closing, the Company will have good, marketable and insurable title to the Company Real Property free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement, except for the Permitted Exceptions.

         Section 3.8 Financial Statements. Prior to Closing, Sellers will deliver to Purchaser true and correct copies of the following financial statements of the Company (the "Financial Statements"):

         (a) Balance Sheets for the Company as of December 31, 1996, as of December 31, 1997, and as of December 31, 1998, and statements of income, cash flow and retained earnings for the same periods, all prepared on an accrual basis and reviewed by Company's regular accountants.

         (b) A balance sheet for the Company as of September 30, 1998 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended September 30, 1998 ("Most Recent Income Statement"), both prepared on an accrual basis by the Company. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements."

         The Financial Statements have been prepared by the regular accountants of the Company, in accordance with generally accepted accounting principles ("GAAP"). All notes and contingent labilities required to be stated and reflected under GAAP are stated and reflected on the Financial Statements. Each of the Financial Statements (including all footnotes thereto) is true, complete and correct in all material respects. The balance sheets present fairly and accurately the financial condition of the Company as of the dates indicated thereon and the statements of income present fairly and accurately on an accrual basis the results of the operations of the Company for the periods indicated thereon. The Company has not (i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete). Since the date of the Most Recent Financial Statements, there has not been any material adverse change in the income, expenses, assets, liabilities or financial condition of the Company.

         Section 3.9  Liabilities; Accounts Receivable; Working Capital;
Revenue.

         (a) The Company does not have any liabilities, fixed or contingent, other than:

                    (i) liabilities fully reflected in the Most Recent Balance Sheet, except for liabilities not required to be disclosed therein in accordance with GAAP;

                   (ii) accounts payable arising since the date of the Most Recent Balance Sheet arising during the normal course of business consistent with past custom and practice; and

                  (iii) the Company Debt.

         (b) All accounts receivable of the Company, less a bad accounts reserve as set forth on the Most Recent Balance Sheet, are valid accounts receivable, and will be fully collectible within 120 days of Closing. All accounts receivable have been generated in the ordinary course of the Company's business and all services required to be rendered for the accounts receivable to be due have been rendered. To Sellers' knowledge, there are no defenses or set-offs to any of the accounts receivable. Shareholder Gary Higgins is indebted to the Company in the principal amount of approximately $300,000.00 consisting of a note and an account receivable ("Higgins Debt"), which shall be paid in full in accordance with its existing terms.

         (c) At Closing, the Company shall have working capital consisting of current assets in excess of current liabilities in an amount no less than the greater of $1 or the amount it has had on an historic basis as reflected on the Financial Statements. It is acknowledged that, for purposes of determining the Company's working capital at Closing, current assets shall include cash, cash equivalents, pre-paid expenses, one-half of the value of inventory existing at Closing, and accounts receivable, but not any portion of the Higgins Debt, and current liabilities shall include accounts payable, accrued expenses, and accrued vacation pay, but not the accrued interest on or current portion of any long-term liabilities. If the working capital of the Company at Closing is less than $1, the Purchase Price payable in Consideration Stock at Closing shall be reduced, dollar for dollar, by the difference between $1 and the actual working capital at Closing. At Closing, Company shall have no long-term liabilities other than the Company Debt.

         Section 3.10 Fiscal Condition of Company. Since the date of the Most Recent Balance Sheet, except as set forth on Schedule 3.10, there has not (except as otherwise specifically permitted by this Agreement) been:

         (a) Any material change in the financial condition, business organization or personnel of the Company or in the relationships of the Company with suppliers, customers or others, other than changes occurring in the ordinary course of business;

         (b) Any disposition by the Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by the Company of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

         (c) Any sale or other disposition of any asset owned by the Company (other than the Excluded Assets) at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business or which individually do not exceed $5,000 or in the aggregate, do not exceed $10,000;

         (d) Any expenditure or commitment by the Company for the acquisition of any single asset having an acquisition price of $10,000 or more;

         (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company, except damage, destruction or loss which does not exceed $10,000 in the aggregate;

         (f) Any bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee;

         (g) Any loans or advances to the Company other than renewals or extensions of existing indebtedness; or

         (h) Any change in accounting method or practice.

         Section 3.11 Tax Returns. The Company has filed all Federal and other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company has no liability for taxes incurred by its operations prior to Closing, except for taxes for the current fiscal year in an amount not exceeding the reserve therefor on the Most Recent Balance Sheet. The Company is a Subchapter C corporation under the Internal Revenue Service Code. Sellers warrant that they will pay with their own funds any and all federal, state and local taxes due and payable by the Company with respect to all periods prior to the Closing, to the extent such taxes exceed the reserves for taxes established on the Company's Most Recent Balance Sheet, including, without limiting the generality of the foregoing, all federal, state and local income, sales, use, payroll, franchise, excise and property taxes. The reserves for all taxes reflected in the Most Recent Balance Sheet, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Date of Closing and for all prior periods. The Company has filed, and will file in a timely manner, all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date. No federal, state, local or other tax returns or reports filed by the Company (whether filed prior to, on, or after the date hereof), will result in any taxes, assessments, fees or other governmental charges in excess of the amounts reserved for on the Most Recent Balance Sheet. The Company has duly withheld and collected all taxes which the Company is required to withhold or collect by law, has paid over to the proper authorities all such amounts required to be paid, and has in reserve all amounts so withheld or collected which have not yet been required to be paid. No taxing authority has asserted any deficiency for any prior tax period of the Company, and the Sellers are not aware of any facts which would constitute the basis for the assertion of such a deficiency, except as listed on Schedule 3.11 attached hereto.

         Section 3.12 Policies of Insurance. All insurance policies, performance bonds, and letters of credit insuring the Company or which the Company has had issued and which has not expired are listed on Schedule 3.12 attached hereto. Schedule 3.12 includes, the names and addresses of the beneficiaries, insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies, issuing banks, and beneficiaries, with respect to each listed insurance policy, performance bond and letter of credit. The Company's current insurance policies, performance bonds and letters of credits are still in force and effect and the premiums thereon are not delinquent. The Company has not received notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. The Company does not have any claim against any of its insurance carriers under any policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

         Section 3.13  Employees, Pensions and, ERISA.

         (a) The Company does not have any contract of employment with an officer or other employee that is not terminable without penalty on notice of two weeks or less, except as listed on Schedule 3.13(a).

         (b) No employee of the Company is represented by any union. The name, social security number and current rate of compensation of each of the Company's employees and department in which each person is employed is listed on Schedule 3.13(b) attached. There is no pending or threatened dispute between the Company and any of its employees which might materially and adversely affect the continuance of any Company's business operations.

         (c) Attached hereto made a part hereof and marked Schedule 3.13(c) lists all employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated) or to which the Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company.

         (d) The Company has delivered to the Purchaser (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) accurate and complete detailed summaries of all oral Plans, (iii) true and complete copies of the most recent financial statements with respect to the Plans, (iv) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (v) all filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

         (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA except as set forth on Schedule 3.13 (e), attached hereto made a part hereof. No Plan is funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

         (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA. The Company has no unfunded obligations or liabilities with respect to any Plan and the present value of the benefit liabilities of each Plan which is a Pension Plan is less than the fair market value of the assets of such Plan.

         (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, after due inquiry of the Company, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

         (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

         (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

         (j) The Company has no obligations with respect to, and makes no contributions to, any Multi-Employer Pension Plan.

         Section 3.14  Legality of Operation.  In regard to the Company:

         (a) Except as disclosed in Schedule 3.14(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, the Company is in compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.14(a), the Company is in compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Company's property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on
Schedule 3.14(a), with respect to any Law, there are no claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Company or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 3.14(a), the Company has received no notification of any past or present failure by the Company to comply with any Law applicable to it or its assets.

         (b) Except as disclosed in Schedule 3.14(b) to this Agreement, the Company is in compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in Schedule 3.14(b), with respect to any Environmental Law the Company is in compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to the Company's property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 3.14(b) there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Company of $5,000 or more or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as set forth on Schedule 3.14(b), the Company has not transported, stored, treated or disposed, nor has the Company allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has the Company performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and the Company has not disposed, nor has the Company knowingly allowed third parties to dispose of waste upon property owned or leased by the Company other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 3.14(b), the Company has not received notification of any past or present failure by the Company to comply with any Environmental Law applicable to it or its operations or its assets. Without limiting the generality of the foregoing, the Company has not received any notification (including requests for information directed to the Company or an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. The Company has not received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute.

         (c) No employee, contractor or agent of the Company has, in the course and scope of employment with the Company, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Company under CERCLA, any comparable Texas statute or other applicable Law, and no facts or circumstances exist which would give rise to the same.

         (d) Attached hereto as Schedule 3.14(d) is a list of all Notice of Violations issued to the Company in the past ten years by any federal, state or local regulatory agency. There are no outstanding or unremedied notices of violation either from a federal, state or local authority.

         (e) No Seller is under investigation by any District Attorney or similar state or local official or agency or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust. No facts or circumstances exist which would cause the Company to be liable for the violation of any Laws including, without limitation, racketeering, unfair competition, or anti-trust.

         (f) Except as set forth in Schedule 3.14(f), all licenses, approvals, permits and certificates ("Government Authorizations") needed or required for the operation of the Company's business are set forth on
Schedule 3.3. All such Government Approvals are in full force and effect, the Company is in compliance with all such Government Approvals, and all such Government Approvals have been validly and legally obtained by the Company.

         Section 3.15 Corrupt Practices. To the Sellers' knowledge, the Company has not made, offered or agreed to offer anything of value to any employees of any customers of the Company for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Company otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

         Section 3.16  Legal Authority and Compliance.  Except as listed in
Schedule 3.16 attached hereto and incorporated herein, each Sellers and the Company have the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection with the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the directors and shareholders of the Company. The execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

         (a) Any charter, by-law, agreement or other document to which any Seller or the Company is a party or by which the Company or any of its property is bound; or

         (b) Any decree, order or rule of any court or governmental authority which is binding on the Sellers, the Company, or the property of the Company.

         Section 3.17  Transaction Intermediaries.  Except as listed on
Schedule 3.17, no agent or broker or other person acting pursuant to the authority of the Company or any of the Sellers is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

         Section 3.18 Intellectual Property. To the Sellers' knowledge, the Company has not infringed and is not now infringing, on any trade name, trademark, service mark, copyright, trade secret or patent belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Company.

         Section 3.19 Competition. No salaried officer, shareholder or employee of the Company, nor any spouse, child or other relative of any of them, has any direct or indirect interest in any competitor of the Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business which interest adversely or materially affects the business of the Company, excepting only those investments of not more than five percent of the capital stock of a business, the stock of which is traded on a national securities exchange or over-the-counter, where such investments are set forth on Schedule 3.19 attached hereto and incorporated herein by reference.

         Section 3.20 Disclosure. Neither the representations and warranties of the Sellers contained in this Agreement nor any information contained in any Exhibit or Schedule or other document delivered by the Sellers or the Company to Purchaser contains any untrue statement of a material fact, or, to Sellers' knowledge, omits to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. No investigation conducted by the Purchaser shall be deemed to limit or vitiate in any way the effect of the representations and warranties made herein; however, Purchaser shall disclose to Sellers at or prior to Closing any representation or warranty which Purchaser shall have found to be untrue or incorrect.

         Section 3.21 Continuation of Legal Status. To Seller's knowledge, no written agreement between the Company and any third party shall be impaired or in any way limited by the transactions contemplated by this Agreement.

         Section 3.22 Litigation. All pending or, to Sellers' knowledge, threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving the Company or its Property or assets, liabilities or the Company Shares, together with a description of each such proceedings, is set forth on Schedule 3.22 attached. There is no pending or, to Sellers' knowledge, threatened litigation, administrative or judicial proceedings or investigation involving the Company or its Real Property, assets, liabilities or the Company Shares, except as listed on Schedule 3.22.

         Section 3.23 Pooling Requirements. The Sellers do not own any car wash businesses other than the Company. For the 24-month period ending on the date of this Agreement, there has been no change of ownership of the Company Shares. There will be no change in the ownership of the Company Shares from the date of this Agreement to the Closing Date. During the most recent 24 calendar months prior to the date of this Agreement, the Company has not paid any dividends or distributions to its shareholder other than dividends and distributions consistent in amount and kind to the dividends and distributions paid by the Company during the three-year period immediately preceding the 24-month period.

                                  ARTICLE IV

                 Representations and Warranties of Purchaser

         Purchaser represents and warrants to the Sellers that the representations and warranties contained in this Article IV are true on the date hereof and shall be true on the Closing Date.

         Section 4.1 Structure. Purchaser is a corporation duly organized and legally existing in good standing under the laws of Delaware.

         Section 4.2 Authorization to Proceed with this Agreement. Purchaser has, by proper corporate proceedings, duly authorized the execution, delivery and performance of this Agreement and the Collateral Documents.

         Section 4.3 Absence of Intermediaries. No agent, broker, or other person acting pursuant to Purchaser's authority will be entitled to make any claim against the Company or against the Sellers for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

         Section 4.4 Commission Filings. Purchaser will have delivered to Sellers by the Closing Date current and all historical filings made by Successor Corporation on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending June 30, 1998 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Successor Corporation's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

         Section 4.5 Issued Common Stock. The Consideration Stock to be issued pursuant to this Agreement has been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

                                  ARTICLE V

                       Additional Agreements of Sellers

         The Sellers covenant and agree with Purchaser as follows:

         Section 5.1 Pooling Restrictions. Purchaser and Sellers have agreed that a material factor in their execution of this Agreement is that the transactions contemplated by this Agreement be treated as a "pooling of interests" for accounting purposes. If for any reason a provision in this Agreement would prevent the transaction being accounted for as a "pooling of interests," the parties agree to negotiate in good faith to modify the Agreement so the transaction can be accounted for as a "pooling of interests." Notwithstanding any other provision of this Agreement, prior to the publication and dissemination by Purchaser of consolidated financial results which include results of combined operations of the Company and Purchaser for at least 30 days on a consolidated basis following the Closing Date, Sellers shall not sell or otherwise transfer or dispose of, or in any way reduce their risk relative to, any shares of the Consideration Stock received by Sellers (including by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Purchaser agrees that such consolidated financial results shall be published and disseminated no later than 135 days after the Closing Date. The Securities Exchange Commission ("SEC") has issued Accounting Series Release Nos. 130 and 135, as amended (collectively, the "ASRs"), setting forth certain restrictions applicable to the availability of "pooling-of-interests" accounting treatment in transactions of the type contemplated by this Agreement. Sellers therefore covenant and agree with Purchaser to hold the Consideration Stock and to comply with the ASRs until the requirements of the ASRs have been met. In addition, the certificates evidencing the Consideration Stock to be received by Sellers will bear a legend substantially in the form set forth below:

         "The shares represented by this certificate may not be sold, transferred or assigned, and [Successor Corporation] shall not be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by [Successor Corporation], which include the results of at least 30 days of combined operations of [Successor Corporation], and the company acquired by [Successor Corporation] for which these shares are issued. Upon the written request of the holder hereof directed to [Successor Corporation] the issuer agrees to remove this restrictive legend (and any stop order places with the transfer agents) when the requirements of Accounting Series Releases Nos. 130 and 135, as amended, of the Securities Exchange Commission have been met."

         Section 5.2 Restrictions on Transfer of Unregistered Stock. The Sellers understand and agree that the following restrictions and limitations are applicable to the Sellers' purchase and resale or other transfer of the Consideration Stock, pursuant to the Securities Act of 1933 (the "Act") or otherwise:

         (a) Sellers agree that the Consideration Stock shall not be sold or otherwise transferred, unless the Consideration Stock is registered under the Act and state securities laws or is exempt therefrom.

         (b) A legend in substantially the following form will be placed on the certificates evidencing the Consideration Stock to be issued to the
Sellers:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii)[Successor Corporation] shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for [Successor Corporation] that registration is not required under any such acts."

         (c) Stop transfer instructions will be imposed with respect to the Consideration Stock issued to Sellers pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

         Section 5.3 Representations as to Private Offering. The Consideration Stock is being delivered to the Sellers in a private placement under Section 4.2 of the Act and under Regulation D promulgated under the Act. To induce Purchaser to issue the Consideration Stock, each Seller represents and warrants as follows:

         (a) Each Seller represents and warrants that he or she is a resident of Texas or Florida or Germany and is an accredited investor, as that term is defined in Regulation D under the Act.

         (b) Each Seller acknowledges that they have received a copy of the Public Reports.

         (c) The Sellers represent and warrant that the Consideration Stock is being acquired for their own account without a view to public distribution or resale and that the Sellers have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of Consideration Stock, or any portion thereof, to any other person.

         (d) The Sellers represent and warrant that, in determining to acquire the Consideration Stock, they have relied solely upon their independent investigation, including the advice of their legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning their acquisition of the Consideration Stock, been offered the opportunity to ask such questions and inspect such documents concerning Successor Corporation and its business and affairs as they have requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

         (e) THE SELLERS ACKNOWLEDGE THAT THE ACQUISITION OF THE
CONSIDERATION STOCK INVOLVES A HIGH DEGREE OF RISK, and represents and warrants that they can bear the economic risk of the acquisition of the Consideration Stock, including the total loss of their investment.

         (f) The Sellers represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies, (ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require them to dispose of the Consideration Stock, and (iv) all their investments in and commitments to non-liquid investments are, and after their acquisition of the Consideration Stock will be reasonable in relation to their net worth and current needs.

         (g) The Sellers understand that no federal or state agency has approved or disapproved the Consideration Stock or made any finding or determination as to the fairness of the Consideration Stock for investment.

         (h) The Sellers understand that the Consideration Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Sellers to acquire the Consideration Stock.

         Section 5.4 Access to Records and the Real Property. The Sellers will cause the Company to give to Purchaser and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties (including the Real Property), assets, books, contracts, documents, records, contracts and customer lists of the Company, and to make available to Purchaser and its representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of the Company that Purchaser may reasonably request. Purchaser and its representatives shall have the right to copy any information or documentation the Purchaser is entitled to inspect under this Section 5.4.

         Section 5.5 Continuation of Business. The Sellers will operate the Company until the time of Closing, using prudent business judgment so as to preserve its business organization intact, to assure, to the extent possible, the availability to Purchaser of the present key employees of the Company, and to preserve for Purchaser the relationships of the Company with suppliers, customers, and others, all to the end that every bona fide effort be made that the ongoing business of the Company will not be impaired at the time of Closing.

         Section 5.6 Continuation of Insurance. The Sellers will cause the Company to keep in existence all policies of insurance insuring the Company against liability and property damage, fire and other casualty through the time of Closing.

         Section 5.7 Standstill Agreement. Unless and until this Agreement is terminated without the Closing having taken place, the Shareholders will not directly or indirectly solicit offers for the Real Property, the Company Shares or the assets of the Company or for a merger or consolidation involving the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger, consolidation or other combination or acquiring any of Company's assets; nor will the Shareholders permit the Company to do any of the foregoing.

         Section 5.8 FIRPTA Certificate. Purchaser and Sellers acknowledge that the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchaser in certain circumstances to withhold ten percent (10%) of the amount realized by the Sellers. Among other circumstances, Purchaser is not required to withhold said amount if Sellers furnish Purchaser with a certificate stating the Sellers' U.S. Taxpayer Identification Numbers and that no Seller is a foreign person within the meaning of the Code. Sellers agree to provide to Purchaser at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

         Section 5.9 Consents. Sellers and Purchaser shall cooperate with each other and use their best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) the approval of the Federal Trade Commission pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvement Acts of 1986, and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Purchaser or Sellers.

         Section 5.10 Audited Financial Statements. Before and after Closing, Sellers agree to cooperate with Purchaser to have the Company prepare audited balance sheets for the Company as of December 31, 1996, December 31, 1997, and December 31, 1998, and statements of income, cash flow and retained earnings for the Company for the twelve-month periods ended December 31, 1996, December 31, 1997, and December 31, 1998 ("Historical Financial Statements"), as rapidly as possible. Sellers' cooperation shall include, without limitation, the execution of standard representation letters requested by Purchaser's auditors. Sellers shall prepare a compiled stub balance sheet and statements of income, cash flow and retained earnings for the period commencing January 1, 1998, and ending on the last day of the last calendar quarter ending prior to Closing ("Interim Financial Statements").
The Historical Financial Statements and the Interim Financial Statements shall be prepared at Purchaser's cost. Sellers shall cause the Company's usual accountants to cooperate with Purchaser's accountants. Purchaser shall pay for the reasonable costs of the Company's usual accountants in the preparation of the Historical Financial Statements and the Interim Financial Statements.

                                  ARTICLE VI

                      Additional Agreements of Purchaser

         Section 6.1 Payment of Expenses. Purchaser will pay all expenses (including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. The Sellers and Company will pay all expenses incurred by the Sellers and Company (including legal fees) in connection with the negotiation, execution and performance of this Agreement. Additionally, the cost of obtaining any required approvals, including the filing fee under the Hart-Scott-Rodino Antitrust Improvement Acts of 1986 shall be paid one-half by Purchaser and one-half by Sellers.

         Section 6.2 Books and Records. From the Closing Date to six years after the Closing Date, the Purchaser shall allow the Sellers and their professional advisers access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date which were delivered to the Purchaser in accordance with this Agreement ("Records") where the Shareholders or Sellers require access to the Records for the purpose of preparing their tax returns, responding to any audit or informational request regarding their tax returns or if required by them for use in a judicial proceeding in which they are a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Sellers shall have the right, at their own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business. For a period of six years after the Closing Date, the Purchaser shall not dispose of or destroy any material Records without first providing written notice to the Sellers at least 30 days prior to the proposed date of such disposition or destruction.

                                 ARTICLE VII

                           Conditions of Purchaser

         The obligations of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the
Closing:

         Section 7.1 Compliance by Sellers. The Sellers and the Company shall have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by the Sellers and Company at or prior to the Closing Date. All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement, and Purchaser shall have received a Certificate duly executed by each of the Sellers representing and warranting the foregoing.

         Section 7.2 Due Diligence Investigation. As a condition of Closing, the Purchaser shall be satisfied with the results of the due diligence investigation it has made concerning the Company and the transactions, as set forth in this Agreement.

         Section 7.3 Litigation Affecting This Transaction. There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Assets, the Real Property, or the Business or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Board of Directors of Purchaser, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

         Section 7.4 Fiscal Condition of Business. There shall have been no material adverse change in the results of operations, financial condition or business of the Company, and the Company shall have not suffered any material loss or damage or any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

         Section 7.5 Consents. All approvals, authorizations and consents required to be obtained shall have been obtained, including, without limitation, (i) the consent of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act; and (iii) the approval of every regulatory agency of federal, state, or local government that may be required in the reasonable opinion of either Purchaser or Sellers. Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to Purchaser and its counsel, of the granting of such approvals, authorizations and consents.

         Section 7.6 Opinion of Counsel. Sellers shall have delivered to the Purchaser the opinion of counsel, dated the Closing Date, in the form and substance of Schedule 1.7(i).

         Section 7.7 Noncompetition Agreement. The Sellers shall have executed and delivered to Purchaser the Noncompetition Agreement.

         Section 7.8 Pooling Determination. Purchaser shall have received notification from its regular accountants that the transaction contemplated herein may be treated for accounting purposes as a "pooling of interests."

         Section 7.9 Merger. Purchaser shall have completed its merger into Successor Corporation.

                                 ARTICLE VIII

                            Conditions of Sellers

         The obligations of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

         Section 8.1 Compliance by Purchaser. The Purchaser shall have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by it at or prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement.

          Section 8.2 Litigation Affecting This Transaction. There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Assets, the Real Property, or the Business or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

         Section 8.3 Merger. Purchaser shall have completed its merger into Successor Corporation, and the common stock of Successor Corporation shall be publicly traded on the Nasdaq Stock Market, Inc., or the Nasdaq Small Cap Market.

         Section 8.4 Transaction Priority. Closing under this Agreement shall constitute the first acquisition of a car wash business by Purchaser subsequent to its merger with the Successor Corporation.

         Section 8.5 Registration Rights Agreement. Purchaser shall have executed and delivered to Sellers the Registration Rights Agreement.

                                  ARTICLE IX

                               Indemnification

         Section 9.1 Indemnification by Sellers. Each Seller, jointly and severally, agrees that it will indemnify, defend, protect and hold harmless Purchaser and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Sellers, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents;
(b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of a Seller made in this Agreement and to be performed by a Seller before or after the Closing Date; (c) violation of the requirements of any governmental authority relating to the reporting and payment (to the extent payment exceeds the amount reserved for in the Most Recent Financial Statement) of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Company arising or accrued prior to the Closing Date; (d) any violation of any federal, state or local "anti-trust" or "racketeering" or "unfair competition law", including, without limitation, the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act; and (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b),
(c) or (d) of this Section 9.1 of this Agreement has occurred.

         Section 9.2 Indemnification by Purchaser. Purchaser agrees that it will indemnify, defend, protect and hold harmless Sellers and their agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by it, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Purchaser made in this Agreement and to be performed by Purchaser before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 9.2 has occurred.

         Section 9.3 Procedure for Indemnification with Respect to Third Party Claims.

         (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim,
(ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

         (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

         Section 9.4 Procedure for Non-Third Party Claims. If Purchaser or any Seller wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under
Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

         Section 9.5 Survival of Claim. All of the respective representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section 3.11 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Company by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until three years from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

         Section 9.6 Prompt Payment. In the event that any party is required to make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

                                  ARTICLE X

                               Other Provisions

         Section 10.1 Nondisclosure by Sellers. Sellers recognize and acknowledge that they have in the past, currently have, and in the future will have certain confidential information of Purchaser such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Purchaser. Sellers agree that for a period of five (5) years from the Closing Date they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Purchaser, unless (i) such information becomes known to the public generally through no fault of any Seller, (ii) a Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by any Seller of the provisions of this Section, Purchaser shall be entitled to an injunction restraining such Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

         Section 10.2 Nondisclosure by Purchaser. Purchaser recognize and acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Purchaser agree that it will not utilize such information in the business or operation of Purchaser or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or any of its affiliates, (ii) Purchaser is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Purchaser of the provisions of this Section, Sellers shall be entitled to an injunction restraining Purchaser from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

         Section 10.3 Assignment; Binding Effect; Amendment. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

         Section 10.4 Entire Agreement. This Agreement, is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

         Section 10.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         Section 10.6 Notices. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

         (a) If to Purchaser, addressed to it at:

                           American Wash Services, Inc.
                           1000 Crawford Place, Suite 400
                           Mount Laurel, New Jersey 08054

                           with a copy to:

                           Robert M. Kramer & Associates, P.C.
                           1150 First Avenue, Suite 900
                           King of Prussia, Pennsylvania 19406

         (b) If to Sellers, addressed to them at:

                           701 West Highlander Boulevard, Suite 520
                           Arlington, Texas 76015

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

         Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

         Section 10.8 No Waiver. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

         Section 10.9 Time of the Essence. Time is of the essence of this Agreement as well as all dates referred to herein and extensions thereof.

         Section 10.10 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         Section 10.11 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 10.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

         Section 10.13 Extension or Waiver of Performance. Either the Seller or Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Sellers and the Purchaser.

         Section 10.14 Liabilities of Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

         Section 10.15 Agreement Not Binding Until Fully Executed. This Agreement shall not be binding on any party hereto until the Agreement has been fully executed.

         Section 10.16 Publicity. Prior to Closing, except as may be required by law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

         Section 10.17  Arbitration.

         (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

         (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

         (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

         (d) The award pursuant to such arbitration will be final, binding and conclusive.

         (e) Counsel to Sellers and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Sellers and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


SHAREHOLDERS

WITNESS:


_____________________________       /s/ Gary Higgins
                                    Gary Higgins

WITNESS:


_____________________________       /s/ Rosario Higgins
                                    Rosario Higgins

WITNESS:


_____________________________       /s/  Gunter Rauch
                                    Gunter Rauch

WITNESS:


_____________________________       /s/ Elisa Rauch
                                    Elisa Rauch

WITNESS:


_____________________________       /s/ Rainer Dietrich
                                    Rainer Dietrich

WITNESS:


_____________________________       /s/ Rosa Maria Dietrich
                                    Rosa Maria Dietrich

WITNESS:


_____________________________       /s/ Amy Schmadeke
                                    Amy Schmadeke



PURCHASER

                                    AMERICAN WASH SERVICES, INC.


                                    By: /s/ Robert M. Kramer
                                        Robert M. Kramer, Vice President

                            AMENDMENT NUMBER 1 TO

                           STOCK PURCHASE AGREEMENT

                                   BETWEEN

                             THE SHAREHOLDERS OF

                     COLONIAL FULL SERVICE CAR WASH, INC.

                                     And

                         AMERICAN WASH SERVICES, INC.

               AMENDMENT NUMBER ONE TO STOCK PURCHASE AGREEMENT

         This Amendment Number One To Stock Purchase Agreement ("Amendment") is made as of April 1, 1999, by and between Gary Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch Gunter Rauch and Steven Sims ("Shareholders") on the one hand, and American Wash Services, Inc. ("Purchaser") on the other hand. Shareholders may sometimes be referred to as "Sellers" in this Agreement.

                                   RECITALS

         The Shareholders (except for Steven Sims) and Purchaser are the parties to a Stock Purchase Agreement dated February 4, 1999 ("Stock Purchase Agreement"). The parties hereto have entered into this Amendment to amend and modify certain provisions of the Stock Purchase Agreement. Steven Sims has entered into this Amendment to join into the Stock Purchase Agreement as he became a shareholder in the Company between the date of the Stock Purchase Agreement and this Amendment.

         1. Incorporation of Recitals and Definitions. The recitals set forth above are incorporated herein by reference and are a part of this Agreement. Terms capitalized in this Amendment shall have the same meaning as is given the capitalized term in the Stock Purchase Agreement, unless the term is specifically defined in this Amendment. The term "Successor Corporation" shall mean for purposes of the Stock Purchase Agreement and this Amendment, "Mace Security International, Inc.," a Delaware corporation.

         2.  Stock Purchase; Consideration.

         Section 1.3(a) of the Stock Purchase Agreement is deleted in its entirety and is replaced by the provisions of Section 1.3(a) below.

         Section 1.3(a) At the Closing, (i) all of the Company Shares shall be delivered by Shareholders to Purchaser, and (ii) Purchaser shall deliver to Sellers, subject to adjustment as provided herein in this Section 1.3, a number of shares of Successor Corporation's common stock ("Consideration Stock") having a value of $15,100,000 ("Purchase Price"), as adjusted as provided for in this section below, each share being valued at the closing price of the common stock on the Nasdaq Stock Market on the date of this Amendment which was $6.6875 per share ("Per Share Value"). For purposes of this Agreement, "Company Debt" shall include long-term debt, including the current portion of the principal and interest accrued through the Closing Date, plus the amount at Closing of any deferred tax liabilities. At the Closing, Company shall have total Company Debt in the amount set forth on
Schedule 1.3(a) attached. The Purchase Price to be paid in Consideration Stock at Closing shall be decreased, dollar for dollar, by the amount of the Company Debt at Closing. The Purchase Price shall also be decreased by the amount by which the current assets of the Company at Closing are less than the current liabilities of the Company at Closing, as provided in Section 3.9(c) below. The decrease(s) shall be calculated by valuing the Consideration Stock at the Per Share Value.

         3. Termination. Section 1.5(d) of the Stock Purchase Agreement is deleted in its entirety. The parties have agreed upon the terms of employment contracts to be executed at Closing by which the Company will employ Gary Higgins and Steven Sims. Section 1.5(f) of the Stock Purchase Agreement is deleted in its entirety and is replaced by the provisions of Section 1.5(f) set forth below.

         Section 1.5(f) by the Sellers or Purchaser, if the Closing shall not have occurred by July 1, 1999, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

         4. Owners Title Policy. Section 2.1 of the Stock Purchase Agreement is deleted in its entirety and is replaced by the provisions of Section 2.1 set forth below.

         Section 2.1 All parcels of real property used in the Business, including a parcel known as Colonial No. 3, Pleasant Ridge Car Wash, Ft. Worth, Texas ("Higgins Parcel") are owned by the Company. As of the date of the Stock Purchase Agreement, the Higgins Parcel was owned by Gary Higgins and leased to the Company under a lease dated January 1, 1996. Since the date of the Stock Purchase Agreement, Gary Higgins sold the Higgins Parcel to the Company in exchange for common stock of the Company. For purposes of the Stock Purchase Agreement the Higgins Parcel is included in the term ("Company Real Property") and at Closing the Company shall own with respect to the Company Real Property, including the Higgins Parcel, an extended coverage owners policy of title insurance from a title company acceptable to Purchaser, dated as of the Closing Date, all as set forth in Section 2.1 of the Stock Purchase Agreement. For purposes of the Stock Purchase Agreement any mortgage debt on the Higgins Parcel shall be treated as Company Debt.

         5.  Restrictions on Transfer of Unregistered Stock.  The following
Section 5.2(d) is hereby added to the Stock Purchase Agreement.

         Section 5.2(d) Each Seller agrees that they shall not sell on the NASDAQ National Market any Consideration Stock until after the first annual anniversary of the Closing and thereafter each Seller agrees not to sell on the NASDAQ National Market more than 50,000 shares of the Consideration Stock received by them per calendar month.

         6. Survival of Claim. Section 9.5 of the Stock Purchase Agreement is hereby deleted and is replaced by Section 9.5 set forth below.

         Section 9.5 All of the respective representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section 3.11 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Company by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until one year from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

         7. Shareholder Ownership. Steven Sims by his execution of this Amendment joins into and becomes obligated under the Stock Purchase Agreement as fully as though he was a shareholder of the Company on the date of the Stock Purchase Agreement who executed the Stock Purchase Agreement. The Shareholders represent and warrant to Purchaser that the common stock of the Company is owned in the amounts and percentages set forth on Schedule 1.3(b) attached to this Amendment. The parties hereto agree that Schedule 1.3(b) attached to the Stock Purchase Agreement is hereby deleted and is replaced by
Schedule 1.3(b) attached.

         8. Entire Agreement. The Stock Purchase Agreement as amended by this Amendment, is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of the Stock Purchase Agreement and Amendment, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Stock Purchase Agreement and Amendment. The Amendment supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby. All terms of the Stock Purchase Agreement not modified or amended by the Amendment remain in full force and effect.

         9. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Amendment may be executed by facsimile transmission and a signature transmitted by facsimile transmission shall be binding on the party so executing this Letter.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


SHAREHOLDERS

WITNESS:


_____________________________       /s/  Gary Higgins
                                    Gary Higgins

WITNESS:


_____________________________       /s/ Rosario Higgins
                                    Rosario Higgins

WITNESS:


_____________________________       /s/ Gunter Rauch
                                    Gunter Rauch

WITNESS:


_____________________________       /s/ Elisa Rauch
                                    Elisa Rauch

WITNESS:


_____________________________       /s/ Rainer Dietrich
                                    Rainer Dietrich

WITNESS:


_____________________________       /s/ Rosa Maria Dietrich
                                    Rosa Maria Dietrich

WITNESS:


_____________________________       /s/ Amy Schmadeke
                                    Amy Schmadeke

WITNESS:


_____________________________       /s/ Steven Sims
                                    Steven Sims



PURCHASER

                                    AMERICAN WASH SERVICES, INC.


                                    By: /s/ Robert M. Kramer
                                        Robert M. Kramer, Vice President

                                  ASSIGNMENT

         This Assignment has been entered into this 17th day of May, 1999, by and between Mace Security International, Inc. ("MSI"), Mace Anti Crime Bureau, Inc. ("MACB"), and American Wash Services, Inc. ("AWS").

                                   RECITALS

         AWS is a party to a Stock Purchase Agreement dated February 4, 1999, by and between Gary Higgins, Rosario Higgins, Rosa Maria Dietrich, Rainer Dietrich, Amy Schmadeke, Elisa Rauch and Gunter Rauch, as amended by Amendment 1 dated April 1, 1999 (collectively, "Stock Purchase Agreement"). AWS wishes to assign to MACB all of its rights and obligations under the Stock Purchase Agreement and MACB is willing to accept all of AWS's rights and obligations under the Stock Purchase Agreement. MACB is a wholly owned subsidiary of MSI.

         NOW THEREFORE intending to be legally bound hereby the parties hereto agree as follows:

         1. Assignment. AWS hereby assigns to MSI all of AWS's rights and obligations under the Stock Purchase Agreement. MSI hereby accepts the assignment of AWS's rights and obligations under the Stock Purchase Agreement. MSI hereby indemnifies AWS from and against all claims, damages, causes of actions, and all expenses, including the costs of litigation and attorney's fees relating to MACB's performance under the Stock Purchase Agreement.

         2. Commission. MSI and AWS are parties to a Merger Agreement dated March 26, 1999 ("Merger Agreement"). Louis D. Paolino and MSI are parties to a Stock Purchase Agreement dated March 26, 1999 ("Paolino Stock Purchase Agreement"). MSI hereby agrees to pay AWS a commission equal to $1,510,000 payable in good funds ("Commission"), in exchange for the assignment of the Stock Purchase Agreement, if closing does not take place under the Merger Agreement or Paolino Stock Purchase Agreement by July 1, 1999 (or such later date to which the parties extend the closing date under the respective agreements) for any reason other than the default of AWS under the Merger Agreement or the default of Louis D. Paolino, Jr. ("Paolino") under the Paolino Stock Purchase Agreement. The parties agree that, if closing under the Paolino Stock Purchase Agreement does not occur because MSI does not fulfill its obligations to sell 1,850,000 shares in a private placement, if such sale can not be completed due to the unwillingness of Purchasers to purchase such shares, then no Commission shall be due. The Commission will be due and payable within ten (10) days after the date that the Commission becomes due and payable as set forth above.

         IN WITNESS WHEREOF this Assignment has been executed the day and year above written.


                                      AMERICAN WASH SERVICES, INC.

                                      By: /s/ Robert M. Kramer
                                          Robert M. Kramer, Vice President


                                      MACE SECURITY INTERNATIONAL, INC.

                                      By: /s/ Jon E. Goodrich
                                          Jon E. Goodrich, President


                                      MACE ANTI-CRIME BUREAU, INC.

                                      By: /s/ Jon E. Goodrich
                                          Jon E. Goodrich, President

Contact: Mace Security International, Inc.
         160 Benmont Avenue
         Bennington, Vermont 05201
         (800) 255-2634

         Jon E. Goodrich, President & Chief Executive Officer
         Eduardo Nieves, Jr., Corporate Communications Manager

                                                        FOR IMMEDIATE RELEASE

           MACE SECURITY INTERNATIONAL ACQUIRES TWO CAR WASH CHAINS BECOMING THE COUNTRY'S FIRST PUBLICLY OWNED CAR WASH CONSOLIDATOR

     Bennington, Vermont, May 25, 1999 -- Mace Security International, Inc.
(MSI) (NASDAQ:MACE) today announced that it has acquired Colonial Full Service Car Wash, Inc. and Genie Car Wash, Inc. and certain of its affiliated entities, two major Texas-based car wash chains. The closing of these transactions immediately places MSI in the forefront of the car wash industry, making it the country's first publicly owned consolidator of car washes. The addition of Colonial and Genie, which together operate 13 car washes and generate approximately $16 million in sales annually, plays a strategic role in MSI's aggressive growth strategy of acquiring car wash businesses. MSI recently announced it will acquire American Wash Services, Inc., a company founded by Louis D. Paolino, Jr., which owns and has under agreement to close on numerous car wash locations.

     Jon E. Goodrich, current President and CEO of MSI, said, "We are very pleased to have quickly established a leadership position among the car wash consolidators in the United States. These acquisitions give MSI a strong foothold in the southwestern market for further acquisitions in this important region." He added, "We are hiring Steve Sims, formerly Chief Operating Officer of Colonial Full Service Car Wash, Inc., to become Vice President of the Texas operation and oversee our Texas-based car wash businesses. Mr. Sims brings market and industry expertise that will be invaluable to our vision of consolidating full and self-service car wash chains."

     Colonial Full Service Car Wash, Inc. and the Genie Car Washes, which are located in the Dallas and Fort Worth, Texas and Austin, Texas areas, respectively, operate car wash and lubrication centers that provide a full line of car care services including washing, waxing, detailing, gasoline and lubrication services.

     Mace Security International, Inc. is the first publicly-traded company to focus on the consolidation of the car wash industry. The Company is also a leading producer of less lethal defense sprays for the consumer market and a marketer and retailer of consumer safety and security products.

     This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties, including without limitation, risks relating to the financial outcomes of the planned business and growth strategies, that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

                                     ###